EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 315 to Registration Statement No. 002-90946 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Mutual Funds Trust (the “Trust”), and the Portfolios listed on the attached Schedule A, appearing in the Annual Report on Form N-CSR of the Trust for the year ended October 31, 2018, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Other Service Providers” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 30, 2019

Schedule A

Year-End Date

October 31, 2018

Eaton Vance Mutual Funds Trust

Report Date Fund Name

December 17, 2018 Eaton Vance Floating-Rate Fund

December 19, 2018 Eaton Vance Floating-Rate Advantage Fund

December 21, 2018 Eaton Vance Floating-Rate & High Income Fund

Portfolio financial statements that are included in one or more of the above Funds’ annual reports for the year ended October 31, 2018:

Report Date Portfolios

December 17, 2018 Eaton Vance Floating Rate Portfolio

December 19, 2018 Senior Debt Portfolio